INTERMEC, INC.
SUBSIDIARIES OF THE REGISTRANT

Intermec Technologies Corporation (WASHINGTON)

Infolink Group Limited  (AUSTRALIA)

Intermec Technologies Australia Pty. Limited  (AUSTRALIA)

Intermec International Inc.  (WASHINGTON)

Intermec International B.V.  (NETHERLANDS)

Intermec Scanner Technology Center S.A.S.  (FRANCE)

Intermec Technologies (S) Pte Ltd  (SINGAPORE)

Intermec Technologies AB  (SWEDEN)

    Intermec Technologies A/S  (DENMARK)

    ITC Intermec Technologies Corporation AS  (NORWAY)

Intermec Technologies Holdings B.V.  (NETHERLANDS)

Intermec IP Corp.  (DELAWARE)

Intermec Label Products B.V.  (NETHERLANDS)

Intermec (South America) Ltda.  (BRAZIL)

Intermec Technologies Benelux B.V.  (NETHERLANDS)

Intermec Technologies Canada Ltd.  (CANADA)

Intermec Technologies de Mexico, S.A. de C.V.  (MEXICO)

Intermec Services, S.A. de C.V.  (MEXICO)

Intermec Technologies GmbH  (GERMANY)

Intermec Technologies, S.A.  (SPAIN)

Intermec Technologies S.A.S.  (FRANCE)

Intermec Technologies S.r.l.  (ITALY)

Intermec Technologies U.K. Limited  (UNITED KINGDOM)

Intermec Europe Limited (UNITED KINGDOM)

The Registrant has additional operating subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

All above-listed subsidiaries have been consolidated in the Registrant’s financial statements.